Exhibit 99.1

Super Micro Computer, Inc. Announces 4th Quarter and Fiscal Year 2011 Financial Results

SAN JOSE, Calif., August 2, 2011 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2011.

Fiscal 4th Quarter Highlights

•	Quarterly net sales of $260.3 million, up 11.1% from the third quarter of fiscal year 2011 and up 29.1% from the same quarter of last year.

•	Net income of $10.7 million, up 0.3% from the third quarter of fiscal year 2011 and up 39.1% from the same quarter of last year.

•	Gross margin of 15.4%, down from 16.2% in the third quarter of fiscal year 2011 and up 0.1% from the same quarter of last year.

•	Server Solutions accounted for 40.4% of net sales compared with 31.8% in the third quarter of fiscal year 2011 and 32.2% in the same quarter of last year.

Net sales for the fourth quarter ended June 30, 2011 totaled $260.3 million, up 29.1% from $201.7 million in the fourth quarter of fiscal year 2010. One customer accounted for more than 10% of net sales during the quarter ended June 30, 2011.

Net income for the fourth quarter of fiscal year 2011 was $10.7 million or $0.24 per diluted share, an increase of 39.1% from the net income of $7.7 million, or $0.18 per diluted share in the same period a year ago. Included in net income for the quarter is $2.3 million of stock-based compensation expense and $0.8 million of accrued customs fee for prior periods (pre-tax). Excluding these items and the related tax effect, non-GAAP net income for the fourth quarter was $13.0 million, or $0.29 per diluted share, compared to non-GAAP net income of $9.1 million, or $0.21 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2011 by $0.7 million or $0.01 per diluted share.

Gross margin for the fourth quarter was 15.4% compared to 15.3% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 15.5% compared to 15.4% in the same period a year ago. Non-GAAP gross margin was 16.2% for the third quarter of fiscal year 2011.

The Company's cash and cash equivalents and short and long term investments at June 30, 2011 were $75.2 million compared to $79.4 million at June 30, 2010. Free cash flow in the year ended June 30, 2011 was ($16.9) million primarily due to an increase in inventory to support the growth of the Company and investments in property for our expansion overseas.

Fiscal Year 2011 Summary

Net sales for the fiscal year ended June 30, 2011 were $942.6 million, up 30.7% from $721.4 million for the fiscal year ended June 30, 2010. Net income for fiscal year 2011 increased to $40.2 million, or $0.93 per diluted share, an increase of 49.4% from $26.9 million, or $0.65 per diluted share, for fiscal year 2010. Excluding $8.1 million of stock based-compensation expense, $0.7 million of litigation related expense, $0.6 million of accrued customs fee for prior periods and related tax effect, non-GAAP net income for the fiscal year 2011 was $47.7 million or $1.10 per diluted share, an increase of 44.3% compared to $33.1 million or $0.78 per diluted share for fiscal year 2010.

Business Outlook & Management Commentary

The Company expects net sales of $240 million to $260 million for the first quarter of fiscal year 2012 ending September 30, 2011. The Company expects non-GAAP earnings per diluted share of approximately $0.23 to $0.27 for the first quarter.

“Supermicro achieved record revenues of $260 million in our fourth quarter and finished the fourth quarter 29% higher than last year. We had strong growth across our product lines last year, especially our Storage, Blade and Rackmount products, and we continued to build market share with our channel, OEM and direct customers,” said Charles Liang, Chairman and CEO. “While last year was a year of strong growth at Supermicro, continued aggressive R&D investment in our products, our leadership for upcoming technology launches, and the development of our Asia facility give us confidence that fiscal 2012 will continue our strong momentum and growth.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-599-8693 (international callers dial 1-913-312-1427) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Wednesday, August 17, 2011 by dialing 877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 5091441. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense and accrued customs fee for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, accrued customs fee for prior periods, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$69,943	$72,644
Short-term investments	59	845
Accounts receivable, net	85,005	72,963
Inventory, net	192,711	135,584
Deferred income taxes – current	10,250	9,756
Prepaid income taxes	7,207	2,737
Prepaid expenses and other current assets	4,447	2,328

Total current assets	369,622	296,857
Long-term investments	5,188	5,901
Property, plant and equipment, net	74,438	62,691
Deferred income taxes – noncurrent	2,792	4,825
Restricted cash	409	286
Other assets	12,171	202

Total assets	$464,620	$370,762

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$113,340	$95,416
Accrued liabilities	24,780	19,432
Income taxes payable	936	3,219
Advances from receivable financing arrangements	1,000	1,193
Short-term debt	—	18,553
Current portion of long-term debt	555	—
Current portion of capital lease obligations	36	62

Total current liabilities	140,647	137,875
Long-term capital lease obligations-net of current portion	50	46
Long term debt-net of current portion	27,596	—
Other long-term liabilities	9,070	8,140

Total liabilities	177,363	146,061
Stockholders' equity:
Common stock and additional paid-in capital	122,693	100,350
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(204)	(204)
Retained earnings	166,798	126,585

Total stockholders' equity	287,257	224,701

Total liabilities and stockholders' equity	$464,620	$370,762

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30 , 2010
Net sales	$260,303	$201,664	$942,582	$721,438
Cost of sales	220,271	170,755	791,478	606,446
Gross profit	40,032	30,909	151,104	114,992
Operating expenses:
Research and development	13,163	10,244	48,108	37,382
Sales and marketing	7,412	5,273	26,859	20,458
General and administrative	4,855	4,008	17,444	15,318
Provision for litigation loss	—	—	—	1,089

Total operating expenses	25,430	19,525	92,411	74,247

Income from operations	14,602	11,384	58,693	40,745
Interest and other income, net	10	26	66	103
Interest expense	(197)	(94)	(686)	(383)

Income before income tax provision	14,415	11,316	58,073	40,465
Income tax provision	3,684	3,601	17,860	13,550

Net income	$10,731	$7,715	$40,213	$26,915

Net income per common share:
Basic (a)	$0.27	$0.20	$1.04	$0.73

Diluted (b)	$0.24	$0.18	$0.93	$0.65

Weighted-average shares used in calculation of net income per common share:
Basic	39,510,670	36,848,521	38,132,114	35,883,640

Diluted	43,721,303	42,219,333	42,395,970	40,735,336

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Fiscal Year Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cost of sales	$242	$163	$812	$573
Research and development	1,203	779	4,077	3,106
Sales and marketing	291	255	1,077	880
General and administrative	598	482	2,090	1,898

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Fiscal Year Ended June 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$40,213	$26,915
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	5,453	4,619
Stock-based compensation expense	8,056	6,457
Excess tax benefits from stock-based compensation	(2,401)	(1,484)
Allowance for doubtful accounts	499	772
Allowance for sales returns	6,624	5,310
Provision for inventory	3,353	2,614
Loss on disposal of property, plant and equipment	35	63
Deferred income taxes	1,539	(4,407)
Gain on short-term investments	—	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(19,165)	(33,336)
Inventory	(60,480)	(48,154)
Prepaid expenses and other assets	(4,144)	(792)
Accounts payable	16,933	21,840
Income taxes payable, net	5,687	9,497
Accrued liabilities	5,348	5,514
Other long-term liabilities	930	2,399

Net cash provided by (used in) operating activities	8,480	(2,174)

INVESTING ACTIVITIES:
Proceeds from investments	1,500	8,999
Purchase of investments	—	(58)
Purchases of property, plant and equipment	(16,202)	(22,223)
Restricted cash	(123)	1,480
Investment in a privately held company	(750)	—
Land deposit	(9,195)	—

Net cash used in investing activities	(24,770)	(11,802)

FINANCING ACTIVITIES:
Proceeds from debt	23,730	18,553
Repayment of debt	(14,132)	(9,994)
Proceeds from exercise of stock options	10,271	6,351
Excess tax benefits from stock-based compensation	2,401	1,484
Payment of obligations under capital leases	(64)	(42)
Payment under receivable financing arrangements	(193)	(27)
Minimum tax withholding paid on behalf of employees for stock options and restricted stock awards	(8,424)	—

Net cash provided by financing activities	13,589	16,325

Net increase (decrease) in cash and cash equivalents	(2,701)	2,349
Cash and cash equivalents at beginning of year	72,644	70,295

Cash and cash equivalents at end of year	$69,943	$72,644

Supplemental disclosure of cash flow information:
Cash paid for interest	$649	$371
Cash paid for taxes, net of refunds	9,813	6,542
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	1,482	491
Changes in fair values of investments	—	984
Equipment purchased under capital leases	42	42

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

GAAP GROSS PROFIT	$40,032	$30,909	$151,104	$114,992
Add back stock-based compensation (c)	242	163	812	573
Add back customs fee accrual (d)	178	—	—	—

Non-GAAP GROSS PROFIT	$40,452	$31,072	$151,916	$115,565

GAAP GROSS MARGIN	15.4%	15.3%	16.0%	15.9%
Add back stock-based compensation (c)	0.1%	0.1%	0.1%	0.1%
Add back customs fee accrual (d)	—	—	—	—

Non-GAAP GROSS MARGIN	15.5%	15.4%	16.1%	16.0%

GAAP INCOME FROM OPERATIONS	$14,602	$11,384	$58,693	$40,745
Add back stock-based compensation (c)	2,334	1,679	8,056	6,457
Add back customs fee accrual (d)	794	—	616	—
Add back provision for litigation costs (e)	—	—	729	1,089

Non-GAAP INCOME FROM OPERATIONS	$17,730	$13,063	$68,094	$48,291

GAAP NET INCOME	$10,731	$7,715	$40,213	$26,915
Add back stock-based compensation (c)	2,334	1,679	8,056	6,457
Add back customs fee accrual (d)	794	—	616	—
Add back provision for litigation costs (e)	—	—	729	1,089
Add back adjustments to tax provision (f)	(872)	(317)	(1,896)	(1,390)

Non-GAAP NET INCOME	$12,987	$9,077	$47,718	$33,071

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.27	$0.20	$1.04	$0.73
Add back stock-based compensation, customs fee accrual, provision for litigation costs and adjustments to tax provision (c) (d) (e) (f)	0.05	0.04	0.19	0.17

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (g)	$0.32	$0.24	$1.23	$0.90

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.24	$0.18	$0.93	$0.65
Add back stock-based compensation, customs fee accrual, provision for litigation costs and adjustments to tax provision (c) (d) (e) (f)	0.05	0.03	0.17	0.13

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (h)	$0.29	$0.21	$1.10	$0.78

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP (i)	39,510,670	36,848,521	38,132,114	35,883,640

BASIC – Non-GAAP (j)	40,049,593	37,704,044	38,754,132	36,822,258

DILUTED – GAAP (i)	43,721,303	42,219,333	42,395,970	40,735,336

DILUTED – Non-GAAP (j)	44,875,928	43,682,579	43,572,260	42,363,543

(a) Approximately $144,000 and $175,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended June 30, 2011 and 2010, respectively, and approximately $645,000 and $686,000 for the year ended June 30, 2011 and 2010, respectively.

(b) Approximately $131,000 and $153,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended June 30, 2011 and 2010, respectively, and approximately $581,000 and $606,000 for the year ended June 30, 2011 and 2010, respectively.

(c) Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three months and fiscal year ended June 30, 2011 and 2010.

(d) Customs fee accrual for the three months and fiscal year ended June 30, 2011 was related to an accrual of customs fee for prior periods.

(e) Provision for litigation costs for the fiscal year ended June 30, 2011 was related to a settlement of a patent litigation in September 2010. Provision for litigation costs for the fiscal year ended June 30, 2010 was related to a commercial lawsuit filed in 1999.

(f) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 26.0% and 30.2% for the three months ended June 30, 2011 and 2010, respectively, and 29.3% and 31.1% for the fiscal year ended June 30, 2011 and 2010, respectively.

(g) Approximately $175,000 and $768,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2011, respectively.

(h) Approximately $156,000 and $683,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2011, respectively.

(i) 538,923 and 622,018 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June, 2011, respectively. 855,523 and 938,618 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2010, respectively.

(j) 538,923 and 622,018 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three months and fiscal year ended June 30, 2011, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com